BLUE CHIP VALUE FIND, INC.

Registration No. 811-5003

FORM N-SAR

Annual Period Ended December 31, 2010

SUB-ITEM 77I:

Terms of new or amended securities

(a) In response to Sub-Item 77I(a), certain amendments to the Company’s By-Laws are incorporated herein by reference to the Company’s Form 8-K (No. 811-05003) filed on September 7, 2010.

SUB-ITEM 77Q1:

Exhibits

(a) The Company’s Amended and Restated By-Laws and Articles Supplementary to its Articles of Incorporation are incorporated herein by reference to the Company’s Form 8-K (No. 811-05003) filed on September 7, 2010.

SUB-ITEM 77Q2:

Section 16(a) Beneficial Ownership Reporting Compliance

Section 30(h) of the Investment Company Act of 1940 and Section 16(a) of the Securities Exchange Act of 1934 require that the directors and officers of Blue Chip Value Fund, Inc. (the "Company"), its investment adviser, affiliated persons of its investment adviser, and persons who own more than ten percent of the Company's shares file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of shares of the Company.  To the Company 's knowledge, the Company’s directors, officers and investment adviser satisfied these filing requirements during the Company’s fiscal year ended December 31, 2010.  According to the Schedule 13D filings made by Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos, collectively they have beneficially owned more than 10% of the Company’s common stock since on or about September 21, 2010.  To the Company’s knowledge neither Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein nor Andrew Dakos have filed any reports under Section 16(a) in connection with these shares through December 31, 2010.  In making this disclosure, the Company has relied on copies of reports that were furnished to it and written representations of its directors, officers and investment adviser and filings available on the Securities and Exchange Commission Internet site.

PHTRANS/ 860675. 2